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                                                                   EXHIBIT 10.31

                             CONSULTING AGREEMENT

     This Agreement is made and entered into as of the 17th day of June, 1997 by and between KENT SCHULZE, 2621 Irving Avenue S., Minneapolis, MN 55408, (the "Consultant"), and AGRIBIOTECH, INC., a Nevada corporation, with offices at Quail Park West, 2700 Sunset Road, Suite C25, Las Vegas, Nevada 89120 ("ABT").

                                  WITNESSETH

     WHEREAS, the Consultant possesses certain knowledge and expertise in the seed business and management of operations; and

     WHEREAS, the Company desires to retain the Consultant as a consultant for the Company upon the terms and conditions hereinafter set forth and the Consultant is willing to accept such position; and

     WHEREAS, the Company desires that the Consultant not compete with the Company; and

     WHEREAS, the parties desire to conclude a Consulting Agreement which defines the consulting role and responsibilities of the parties,

     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

     1.  RETENTION: TERM

     ABT hereby retains the Consultant and the Consultant hereby agrees to serve ABT as a consultant for the period commencing July 1, 1997 and continuing through June 30, 1998 unless terminated under the terms of this Agreement.

     2.  DUTIES

     The Consultant shall perform his duties as an independent contractor, and not as an employee or affiliate of ABT, by use of his best efforts and due diligence.

     a) the Consultant shall provide up to twenty-five (25) days of consulting services on specific projects, as requested by the CEO/President of ABT, provided such projects are agreeable to Consultant and are not in conflict with other seed business obligations of Consultant.

     b) The Consultant may offer ideas or concepts to ABT at any time that are not specifically requested by ABT, however, the Consultant shall first present a broad and general written outline of the

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    proposed Services to ABT for the purpose of minimizing Consultant's efforts in those instances where the proposed idea or concept may not appear to be consistent with ABT's objectives; may appear to duplicate Company activities planned or in progress; or may appear to have been previously considered by ABT. It is understood that ABT shall have the sole and exclusive right to accept or reject any Service offered and the sole and exclusive right to determine the extent, if any, to which a Service idea or concept shall be further studied or developed.

    3.    COMPENSATION AND REIMBURSEMENT FOR EXPENSES

    In exchange for his services, the Consultant will be compensated according to the following schedule:

          (a) As a retainer, Consultant will be granted 5,000 options to purchase ABT common stock at a price of $5.50 per share through June 30, 1999.

          (b) Consultant shall receive SEVEN HUNDRED FIFTY DOLLARS ($750) per day of consulting services.

          (b) Consultant, in addition to compensation from sources set out in paragraph (a) and (b) above, shall receive pre-approved travel, transportation, lodging, and other expenses incurred in performing consulting services for ABT.

    4.    CONFIDENTIALITY

    (a) ABT and the Consultant each recognize in performance under this Agreement that they will have contact with information of substantial value to each other, which is not generally known and which gives each of them an advantage over their competitors who do not know or use it, including, but not limited to, techniques, designs, drawings, processes, inventions, developments, financial information, product, practices or techniques of each party relating to ABT's Technology, business clients, contacts and terms (collectively referred to as "Confidential Information"). Each party agrees, at all times, to regard and preserve as confidential such Confidential Information and to refrain from publishing or disclosing any part of such Confidential Information and from using it except on behalf of the work specified herein. However, it is recognized by each party to this Agreement that it may be beneficial, from time to time, to disclose such Confidential Information to third parties and, in such event, permission for such disclosure from the party owning the Confidential Information shall not be unreasonably withheld. The parties further agree, at all times, to refrain from any and all acts or omissions that would reduce, or tend to reduce, the value of such Confidential Information of the respective party.

    (b) Upon termination of this Agreement, each party agrees to promptly surrender to the owner all documents or items which are the property of the respective owner or which contain or comprise such Confidential Information.

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    (c) In view of the high degree of sensitivity of such Confidential
Information and the special and unique nature of the Services to be rendered by the Consultant under this Agreement, the Consultant represents that he is nor presently retained or employed by any entity directly or indirectly competitive to the Technology under development by ABT or which would or could in any manner prevent him from giving freely and ABT receiving the benefit of his services. The Consultant agrees that he will not accept such retention or employment during the term of this Agreement, unless approved by ABT.

    5.    PATENTS, TRADEMARKS, COPYRIGHTS, AND OTHER INTELLECTUAL PROPERTY.

    (a) The Consultant hereby grants, transfers and assigns to ABT sole and exclusive title to all data and/or technology provided by the Consultant to ABT during performance of any or all of the duties described above under Section 2
- "Duties". The Consultant further grants to ABT the sole and exclusive right to make, use and sell such data, technology, processes or products derived therefrom.

    (b) ABT and the Consultant each acknowledge that each other may be working on projects for others at the time of or subsequent to the performance of services under this Agreement. ABT has no interest in any inventions or copyrightable material made or conceived by the Consultant which do not result specifically from these consulting services. The Consultant is free, except as otherwise provided herein, to dispose of his time and to work on such projects as he sees fit.

    6.    INDEMNIFICATION

    ABT further agrees that it will indemnify and hold harmless the Consultant and all persons acting on behalf of the Consultant in the fulfillment of this contract against any liability under any theory or law to any third party for any matter arising out of the performance of this Agreement or any formula provided pursuant to this agreement. ABT shall provide that the Consultant and its officers, agents and employees, are insured against liability for legal costs and fees necessitated by the defense of any claim brought by a third party alleging damage caused, in whole or in part, by the Consultant, its officers, agents, and employees, or any formula pursuant to this Agreement.

    7.    SURVIVAL OR REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

    The representation, warranties, covenants and agreements contained herein or in any statement or certificate furnished or to be furnished by the Consultant to ABT are and shall be deemed and construed to be continuing representations, warranties, covenants and agreements and shall remain in full force and effect.

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       8.    ENTIRE AGREEMENT AND MODIFICATION

       This Agreement constitutes and contains the entire Consulting Agreement of the parties and supersedes any and all prior negotiation, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be amended by a written instrument signed by each of the parties to this Agreement.

       8. TERMINATION

       Either party may terminate this Agreement by written notification with 30 days notice. In the event Consultant terminates this agreement prior to completion of the "duties", Consultant shall submit a final report which provides ABT with information, conclusions and recommendations in keeping with the magnitude of consulting expenses incurred by ABT under this Agreement.

       9.    NOTICE

       Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given when delivered personally against receipt therefor or when mailed registered or certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses given above, or to such other address as either party shall have given by notice hereunder to the other.

       10.   BINDING EFFECT

       The rights, benefits, duties and obligations under this Agreement shall insure to and be binding upon ABT and its respective successors and assigns and upon the Consultant and his legal representatives, heirs and legatees. The Consultant may not assign his rights or obligations under this Agreement without prior written consent of ABT.

       11.   GOVERNING LAW

       This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

       12.   ARBITRATION

       If any differences shall arise between the parties as to their rights or liabilities under this Agreement, the disagreement shall be settled by a mutually agreeable arbitrator to be selected by the parties. The arbitration decision shall be final as to the contents and interpretations of the instrument and as to the proper mode of carrying the provisions into effect or resolving the disagreement among the parties. In the event that the parties are unable to agree on an arbitrator, arbitration shall be governed by the rules of the American Arbitration Association and an arbitrator shall be selected through the auspices of the American Arbitration Association located in Las Vegas, Nevada. All reasonable costs for


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arbitration and fees to enforce this Agreement incurred by the prevailing party shall be reimbursed by the non-prevailing party.

     13.  HEADINGS

     The headings of the paragraphs herein are inserted for convenience and shall not affect the interpretations of this Agreement.

     This Consulting Agreement supersedes and nullifies all previous written or oral agreements between the parties on this subject.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

AGRIBIOTECH, INC.                                CONSULTANT

/s/ Johnny R. Thomas                             /s/ Kent Schulze        7/17/97
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Johnny R. Thomas                                 Kent Schulze
President/CEO


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